UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 19, 2010

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Halliburton held its Annual Meeting of Stockholders.  Stockholders were asked to consider and act upon:

(1)	The election of Directors for the ensuing year;
(2)	A proposal to ratify the appointment of KPMG LLP as independent accountants to examine the financial statements and books and records of Halliburton for the year 2010;
(3)	A stockholder proposal on human rights policy;
(4)	A stockholder proposal on political contributions;
(5)	A stockholder proposal on executive compensation policies;
(6)	A stockholder proposal on special shareowner meetings.

The votes for, against, abstentions, and broker non-votes, where applicable, for each matter are set out below.

(1)	Election of Directors:
Name of Nominee	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Alan M. Bennett	630,229,582	3,789,444	970,598	111,659,199
James R. Boyd	585,109,623	49,259,621	620,380	111,659,199
Milton Carroll	628,019,093	6,360,325	610,207	111,659,198
Nance K. Dicciani	631,719,499	2,669,770	600,355	111,659,199
S. Malcolm Gillis	630,532,649	3,840,595	616,380	111,659,199
James T. Hackett	578,896,733	55,430,995	661,896	111,659,199
David J. Lesar	617,263,952	16,993,372	732,300	111,659,199
Robert A. Malone	628,196,226	6,135,126	658,272	111,659,199
J. Landis Martin	578,218,713	56,152,552	618,358	111,659,200
Debra L. Reed	628,125,614	6,253,570	610,440	111,659,199

(2)	Proposal for ratification of the selection of auditors:
Number of Votes For	710,350,832
Number of Votes Against	14,909,536
Number of Votes Abstain	1,388,455
Number of Non-Votes	0

(3)	Stockholder proposal on human rights policy:
Number of Votes For	188,263,316
Number of Votes Against	321,639,622
Number of Votes Abstain	125,077,996
Broker Non-Votes	91,667,889

(4)	Stockholder proposal on political contributions:
Number of Votes For	202,300,456
Number of Votes Against	313,674,125
Number of Votes Abstain	119,001,153
Broker Non-Votes	91,673,089

(5)	Stockholder proposal on executive compensation policies:
Number of Votes For	307,988,884
Number of Votes Against	304,788,148
Number of Votes Abstain	22,206,742
Broker Non-Votes	91,556,049

(6)	Stockholder proposal on special shareowner meetings:
Number of Votes For	272,831,164
Number of Votes Against	360,368,504
Number of Votes Abstain	1,784,755
Broker Non-Votes	91,664,400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 25, 2010	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary